Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of International Paper Company of our report dated February 5, 1999 relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 1998 of Union Camp Corporation (not separately presented therein) which report appears in International Paper Company's Annual Report on Form 10-K/A for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
New York, New York
January 16, 2002